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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of Intuitive Surgical, Inc. for the registration of 200,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 2001 with respect to the financial statements of Intuitive Surgical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
Palo Alto, California
July 11, 2001